UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2017

NZCH Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27729	76-0571159
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2017, Joseph S. Steinberg was appointed as Chairman of the Board of Directors and Chief Executive Officer of NZCH Corporation (the “Company”). Mr. Steinberg has served as Chairman of the Board of HRG Group, Inc. (“HRG”), the parent company of the Company, since December 2014, as a director of HRG since July 2014 and as Chief Executive Officer of HRG since April 2017. Mr. Steinberg has also served on the board of directors of FGL and Spectrum Brands since February 2015 and March 2015, respectively, each of which is a subsidiary of HRG. Mr. Steinberg is Chairman of the board of directors of Leucadia. He has served as a director of Leucadia since December 1978 and as President from January 1979 until March 1, 2013, when he became the Chairman of the Leucadia board of directors. Mr. Steinberg has served as Chairman of the board of directors of HomeFed Corporation (“HomeFed”) since 1999 and as a HomeFed director since 1998. Mr. Steinberg also serves on the board of directors of Crimson Wine Group, Ltd. Mr. Steinberg has served as a director of Jefferies since April 2008.

There are no transactions to which the Company is a party in which Mr. Steinberg has a material interest that is subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Steinberg will not receive any compensation from NZCH Corporation or its affiliates in connection with his appointment as a Chairman of the Board of Directors and Chief Executive Officer of NZCH Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

NZCH Corporation

By:	/s/ George C. Nicholson
Name:	George C. Nicholson
Title:	Senior Vice President, Chief Accounting Officer and Chief Financial Officer

Dated: April 14, 2017